UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010

Exact Name of Registrant as
Specified in Charter; State of
	Incorporation; Address and	IRS Employer
Commission File Number	Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Pinnacle West Capital Corporation held its Annual Meeting of Shareholders on May 19, 2010. The following items set forth in our Proxy Statement dated April 8, 2010, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.
Item 1. The nominees listed below were elected directors with the respective votes set forth opposite their names:

	NUMBER OF VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Edward N. Basha, Jr.	69,198,313	3,744,295	11,502,481
Donald E. Brandt	70,680,642	2,261,966	11,502,481
Susan Clark-Johnson	66,675,952	6,266,656	11,502,481
Denis A. Cortese, M.D.	71,750,060	1,192,548	11,502,481
Michael L. Gallagher	50,245,480	22,697,128	11,502,481
Pamela Grant	69,451,167	3,491,441	11,502,481
Roy A Herberger, Jr., Ph.D.	69,502,725	3,439,883	11,502,481
Humberto S. Lopez	69,501,149	3,441,459	11,502,481
Kathryn L. Munro	65,429,279	7,513,329	11,502,481
Bruce J. Nordstrom	71,620,703	1,321,905	11,502,481
W. Douglas Parker	68,248,215	4,694,393	11,502,481
Item 2. A proposal to amend the Bylaws to permit shareholders to call special shareholder meetings was approved, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
83,643,663	560,852	240,574	0
Item 3. A proposal to ratify the appointment of Deloitte & Touche, LLP., as independent accountants for 2010 was approved, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
83,460,423	798,424	186,242	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: May 25, 2010	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer